                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      Form 8-K

                   Current Report Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported)    March 30, 1996
                                                         ____________________


                            Aetna Life and Casualty Company
        _______________________________________________________________________
                (Exact name of registrant as specified in its charter)


                                      Connecticut
        _______________________________________________________________________
                    (State or other jurisdiction of incorporation)


                 1-5704                                  06-0843808
        _______________________________________________________________________
        (Commission File Number)                      (I.R.S. Employer
                                                       Identification No.)


        151 Farmington Avenue, Hartford, Connecticut           06156
        _______________________________________________________________________
        (Address of principal executive offices)             (ZIP Code)


        Registrant's telephone number, including area code     (860) 273-0123
                                                             __________________


                                    Not Applicable
        _______________________________________________________________________
            (Former Name or Former Address, if Changed Since Last Report)

                               TABLE OF CONTENTS
                               _________________


                                                                   Page
                                                                   ____

        Item 5.     Other Events.                                    3


        Item 7(b).  Pro Forma Financial Information.                 4


        Item 7(c).  Exhibits.                                       13


        Signatures                                                  14

Item 5.  Other Events.

Aetna Life and Casualty Company ("Aetna") and U.S. Healthcare, Inc. ("U.S. Healthcare") entered into a definitive agreement, dated March 30, 1996, as amended by Amendment No. 1 thereto dated as of May 30, 1996 (as so amended, the "Merger Agreement"). Pursuant to the Merger Agreement each of Aetna and U.S. Healthcare will merge (respectively, the "Aetna Sub Merger" and the "U.S. Healthcare Sub Merger", and collectively, the "Mergers") with separate subsidiaries of a new holding company, Aetna Inc. ("Parent") and both Aetna and U.S. Healthcare will become wholly-owned subsidiaries of Parent.

U.S. Healthcare shareholders will receive $34.20 in cash, 0.2246 shares of Parent common stock together with 0.2246 Parent rights issued pursuant to a rights agreement effective as of the consummation of the merger and
0.0749 shares of Parent mandatorily convertible preferred stock for each share of U.S. Healthcare common stock and each share of U.S. Healthcare Class B Stock outstanding (collectively the "U.S. Healthcare Merger Consideration"). Each outstanding share of Aetna common stock will be converted into a share of common stock of Parent, together with one such right.

Aetna expects to finance the transaction with a combination of $5.3 billion in cash ($3.9 billion from the net proceeds received from the sale of its property-casualty operations and $1.45 billion funded out of a combination of the net proceeds of the proposed issuance by Aetna of commercial paper and borrowings under a new Aetna credit facility) and the issuance of $2.7 billion of new Parent common stock and $0.9 billion of Parent mandatorily convertible preferred stock. The Merger Agreement is subject to approval by the shareholders of both companies, receipt of required regulatory approvals, and other customary conditions. On
June 26, 1996 Aetna and U.S. Healthcare announced that regulatory approval was obtained in Pennsylvania. The transaction is expected to close in the third quarter of 1996.

                   Pro Forma Financial Statements
                   ______________________________

Item 7 of this report contains (i) unaudited pro forma condensed consolidated statements of income of Parent for the three months ended March 31, 1996 and the twelve months ended December 31, 1995, giving effect to the Mergers and Aetna's sale of its property-casualty operations to an affiliate of the Travelers Insurance Group Inc. ("Travelers"), (ii) an unaudited pro forma condensed consolidated balance sheet for Parent as of March 31, 1996, giving effect to the Mergers and Aetna's sale of its property-casualty operations, and (iii) a consolidated balance sheet of Parent as of April 22, 1996.

Such unaudited pro forma condensed consolidated financial statements and consolidated balance sheet of Parent are also set forth in the Joint Proxy Statement/Prospectus previously distributed to shareholders of Aetna and U.S. Healthcare in connection with the Mergers.

                       Quarterly Dividend
                       __________________

On June 28, 1996 Aetna announced that its Board of Directors has deferred declaration of the quarterly dividend pending the closing of the proposed Mergers. Aetna stated that it expects that the Board of Directors of Parent will declare the next quarterly dividend promptly after the closing of the proposed Mergers. A copy of the press release announcing the deferral of declaration of the quarterly dividend is attached hereto as Exhibit 99.2, which exhibit is incorporated herein by reference.

Item 7(b). Pro Forma Financial Information.

                UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of income of Parent for the three months ended March 31, 1996 and the twelve months ended December 31, 1995 present results for Parent as if each of the following had occurred as of January 1, 1996 and January 1, 1995, respectively: (i) the consummation of the sale by Aetna of its property-casualty operations to an affiliate of Travelers (the "Property-Casualty Sale") and (ii) the consummation of the Mergers (including associated borrowings and related transactions). The accompanying unaudited pro forma condensed consolidated balance sheet for Parent as of March 31, 1996 gives effect to the Property-Casualty Sale and the Mergers (including associated borrowings and related transactions) as if they had occurred as of March 31, 1996.

The U.S. Healthcare Sub Merger will be accounted for under the purchase method of accounting. Accordingly, the amount of the consideration to be paid in the U.S. Healthcare Sub Merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values. The excess of such consideration over the estimated fair value of such assets and liabilities has been preliminarily allocated to certain identifiable intangible assets and goodwill. The purchase price allocation may be adjusted upon completion of the final valuations of U.S. Healthcare's assets and liabilities and the effect of any such adjustment could be significant. The Aetna Sub Merger will be treated as a reorganization with no change in the recorded amount of Aetna's assets and liabilities. The pro forma condensed consolidated financial statements do not give effect to any synergies which may be realized as a result of the Mergers. Additionally, except as indicated in the notes thereto, the pro forma condensed consolidated financial statements do not reflect any nonrecurring/unusual restructuring charges that may be incurred as a result of the integration of Aetna's and U.S. Healthcare's combined health operations (the "Combined Health Operations"). The amount of such charges related to the integration of the Combined Health Operations cannot be reasonably determined at this time.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent what Parent's financial position or results of operations actually would have been had the Property-Casualty Sale and the Mergers in fact occurred on the dates indicated, or to project Parent's financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of Aetna and U.S. Healthcare and should be read in conjunction with such historical financial statements, and the notes thereto, which are included in the annual reports on Form 10-K of Aetna and U.S. Healthcare for the year ended December 31, 1995 and the quarterly reports on Form 10-Q of Aetna and U.S. Healthcare for the quarter ended March 31, 1996.

                                 Aetna Inc.
      Unaudited Pro Forma Condensed Consolidated Statement Of Income
                For the Three Months Ended March 31, 1996
              (in millions, except share and per share data)

                                   Aetna Life                  Aetna Life                 Pro Forma
                                          and    Pro Forma            and                      U.S.
                                     Casualty    Property-       Casualty         U.S.   Healthcare       Aetna
                                      Company  Casualty Sale      Company   Healthcare       Merger       Inc.(l)
                                   Historical  Adjustments(d) As Adjusted   Historical  Adjustments(e) As Adjusted
                                   __________  ______________ ___________  ___________  ______________ ___________

Revenue:

Premiums                           $  1,843.9  $        -     $  1,843.9   $  1,028.9   $        -    $  2,872.8
Net investment income, including
 net realized capital gains             948.3           - (a)      948.3         21.8            - (f)     970.1
Fees and other income                   518.2           -          518.2         23.0            -         541.2
                                   _____________________________________________________________________________

Total revenue                         3,310.4           -        3,310.4      1,073.7            -       4,384.1
________________________________________________________________________________________________________________

Benefits and Expenses:

Current and future benefits           2,236.9           -        2,236.9        789.6            -       3,026.5
Operating expenses                      790.2           -          790.2        143.6          3.5 (g)     943.3
                                                                                              29.0 (h)
                                                                                             (23.0)(m)
Amortization of deferred policy
 acquisition costs                       37.0           -           37.0            -            -          37.0
Amortization of identifiable
 intangible assets and goodwill             -           -              -            -         89.3 (j)      89.3
Restructuring costs                         -           - (c)          -            -            - (k)         -
                                   _____________________________________________________________________________

Total benefits and expenses           3,064.1           -        3,064.1        933.2         98.8       4,096.1
________________________________________________________________________________________________________________

Income from continuing operations
 before income taxes (benefits)
 and preferred stock dividends          246.3           -          246.3        140.5        (98.8)        288.0

Income taxes (benefits)                  80.8           - (a)       80.8         58.9         (1.3)(g)     114.7
                                                                                             (10.2)(h)
                                                                                               2.5 (m)
                                                                                             (16.0)(j)
                                   _____________________________________________________________________________

Income from continuing operations       165.5           -          165.5         81.6        (73.8)        173.3

Dividends on mandatorily
 convertible preferred stock                -           -              -            -        (14.1)(i)     (14.1)
                                   ______________________________________________________________________________

Income from continuing operations
 attributable to common ownership  $    165.5  $        -     $    165.5   $     81.6   $    (87.9)   $    159.2
                                   _____________________________________________________________________________
                                   _____________________________________________________________________________

Results Per Common Share:
Primary:
Income from continuing
 operations                        $     1.43                 $     1.43                              $     1.05
                                   __________                 __________                              __________
                                   __________                 __________                              __________
  Weighted average common shares

   outstanding                    115,765,475                115,765,475                             151,233,455*
                                  ___________                ___________                             ___________

* Pro forma weighted average common shares outstanding reflects Aetna's first quarter 1996 weighted average common shares outstanding and the issuance by Parent of 35,467,980 shares of Parent Common Stock in connection with the U.S. Healthcare Sub Merger, as though all such shares were issued and outstanding on January 1, 1996.  No conversion of the Parent mandatorily convertible preferred stock to be issued in connection with the
  Mergers ("Mandatorily Convertible Preferred Stock") is assumed.


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                 Aetna Inc.
      Unaudited Pro Forma Condensed Consolidated Statement Of Income
                  For the Year Ended December 31, 1995
              (in millions, except share and per share data)

                                  Aetna Life                   Aetna Life                 Pro Forma
                                         and      Pro Forma           and                      U.S.
                                    Casualty      Property-      Casualty         U.S.   Healthcare       Aetna
                                     Company  Casualty Sale       Company   Healthcare       Merger       Inc.(l)
                                  Historical  Adjustments(d)  As Adjusted   Historical  Adjustments(e) As Adjusted
                                  __________  ______________  ___________  ___________  ______________ ___________

Revenue:

Premiums                          $  7,431.4  $        -      $  7,431.4   $  3,462.0   $        -    $ 10,893.4
Net investment income, including
 net realized capital gains          3,622.3           - (a)     3,622.3         91.9            - (f)   3,714.2
Fees and other income                1,924.3           -         1,924.3         55.8            -       1,980.1
                                  ______________________________________________________________________________

Total revenue                       12,978.0           -        12,978.0      3,609.7            -      16,587.7
________________________________________________________________________________________________________________

Benefits and Expenses:

Current and future benefits          9,027.2           -         9,027.2      2,577.8            -      11,605.0
Operating expenses                   3,087.5        17.0 (b)     3,104.5        412.9         18.2 (g)   3,651.6
                                                                                             116.0 (h)
Amortization of deferred policy
 acquisition costs                     137.1           -           137.1            -            -         137.1
Amortization of identifiable
 intangible assets and goodwill            -           -               -            -        358.4 (j)     358.4
Restructuring costs                        -           - (c)           -            -            - (k)         -
                                  ______________________________________________________________________________

Total benefits and expenses         12,251.8        17.0        12,268.8      2,990.7        492.6      15,752.1
________________________________________________________________________________________________________________

Income from continuing operations
 before income taxes (benefits)
 and preferred stock dividends         726.2       (17.0)          709.2        619.0       (492.6)        835.6

Income taxes (benefits)                252.3        (5.9)(b)       246.4        238.3         (7.0)(g)     373.2
                                                                                             (40.6)(h)
                                                                                             (63.9)(j)
                                  ______________________________________________________________________________

Income from continuing operations      473.9       (11.1)          462.8        380.7       (381.1)        462.4

Dividends on mandatorily
 convertible preferred stock               -           -               -            -        (56.2)(i)     (56.2)
                                  _______________________________________________________________________________

Income from continuing operations
 attributable to common ownership $    473.9  $    (11.1)     $    462.8   $    380.7   $   (437.3)   $    406.2
                                  ______________________________________________________________________________
                                  ______________________________________________________________________________

Results Per Common Share:
Primary:
Income from continuing
 operations                       $     4.16                  $     4.06                              $     2.71
                                  __________                  __________                              __________
                                  __________                  __________                              __________
  Weighted average common shares

   outstanding                   113,897,633                 113,897,633                             149,365,613*
                                 ___________                 ___________                             ___________

* Pro forma weighted average common shares outstanding reflects Aetna's 1995 weighted average common shares outstanding and the issuance by Parent of 35,467,980 common shares in connection with the U.S. Healthcare Sub Merger, as though all such shares were issued and outstanding on January 1, 1995.  No conversion of the Parent Mandatorily Convertible
  Preferred Stock is assumed.


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                      Aetna Inc.
               Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 As of March 31, 1996
                                    (in millions)


                                  Aetna Life                 Aetna Life                 Pro Forma
                                         and      Pro Forma         and                      U.S.
                                    Casualty      Property-    Casualty         U.S.   Healthcare      Aetna
                                     Company  Casualty Sale     Company   Healthcare       Merger      Inc.(l)
                                  Historical    Adjustments As Adjusted   Historical  Adjustments   As Adjusted
                                  __________  _____________ ___________  ___________  ___________   ___________

Assets:
Investments:
 Marketable securities            $ 31,911.5  $        -    $ 31,911.5   $  1,002.8   $        -    $ 32,914.3
 Other investments                  10,578.3           -      10,578.3            -            -      10,578.3
                                  ____________________________________________________________________________
Total investments                   42,489.8           -      42,489.8      1,002.8            -      43,492.6
______________________________________________________________________________________________________________

Cash and cash equivalents            1,558.5     4,134.0 (n)   5,692.5        353.7     (3,900.0)(r)   2,146.2
Goodwill                                   -           -             -            -      6,992.2 (t)   6,992.2
Identifiable intangible assets             -           -             -            -      1,525.0 (t)   1,525.0
Deferred federal and foreign
 income taxes                          402.2        64.0 (o)     592.8            -         26.1 (s)     624.2
                                                   126.6 (p)                      -          5.3 (q)
Separate accounts assets            31,128.9           -      31,128.9            -            -      31,128.9

Net assets of
 discontinued operations             3,746.7    (3,746.7)(n)         -            -            -             -
Other assets                         4,776.1           -       4,776.1        403.2        (69.5)(s)   5,109.8
                                  ____________________________________________________________________________

Total assets                      $ 84,102.2  $    577.9    $ 84,680.1   $  1,759.7   $  4,579.1    $ 91,018.9
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________

Liabilities:
 Future policy benefits           $ 18,459.6  $        -    $ 18,459.6   $        -   $        -    $ 18,459.6
 Other policy liabilities            1,637.8           -       1,637.8        582.7            -       2,220.5
 Policyholders' funds left
  with the company                  21,702.6           -      21,702.6            -            -      21,702.6
                                  ____________________________________________________________________________
Total insurance liabilities         41,800.0           -      41,800.0        582.7            -      42,382.7

 Debt                                1,373.9           -       1,373.9            -      1,450.0 (r)   2,823.9
 Accounts payable and
  other liabilities                  2,558.5       211.8 (o)   3,131.9        167.0        533.8 (t)   3,872.7
                                                   361.6 (p)                                40.0 (q)
 Separate Accounts liabilities      31,066.8           -      31,066.8            -            -      31,066.8
                                  ____________________________________________________________________________
Total liabilities                   76,799.2       573.4      77,372.6        749.7      2,023.8      80,146.1
______________________________________________________________________________________________________________

Minority interest in preferred

 securities of subsidiary              275.0           -         275.0            -            -         275.0
______________________________________________________________________________________________________________

Shareholders' Equity:
 Common Capital Stock                1,473.5           -       1,473.5          0.7      2,700.0 (r)   4,161.4
                                                                                            (0.7)(t)
                                                                                           (12.1)(l)
 Class B Stock                             -           -             -          0.1         (0.1)(t)         -
 Mandatorily convertible
  preferred stock                          -           -             -            -        900.0 (r)     900.0
 Additional paid-in capital                -           -             -        188.2       (188.2)(t)         -
 Net unrealized capital gains          103.2       (24.8)(n)      78.4        (10.7)        10.7 (t)      78.4
 Retained earnings                   5,463.4       387.3 (n)   5,492.7      1,161.3     (1,161.3)(t)   5,458.0
                                                    24.8 (n)                               (34.7)(q)
                                                  (147.8)(o)
                                                  (235.0)(p)
 Treasury stock, at cost               (12.1)          -         (12.1)      (311.8)       311.8 (t)         -
                                                                                            12.1 (l)
 Unearned portion of restricted
  common stock                             -           -             -        (17.8)        17.8 (t)         -
                                  ____________________________________________________________________________
Total shareholders' equity           7,028.0         4.5       7,032.5      1,010.0      2,555.3      10,597.8
______________________________________________________________________________________________________________

Total liabilities,
  minority interest and
  shareholders' equity            $ 84,102.2  $    577.9    $ 84,680.1   $  1,759.7   $  4,579.1    $ 91,018.9
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Property-Casualty Sale:
____________________________________________________________

a. No adjustment has been made to reflect three months of interest income at 4.93% in 1996 and a full year of interest income at 5.49% in 1995 (average 3 month Treasury bill rates for the periods) on net proceeds from the Property-Casualty Sale (after giving effect to the payment of transaction costs and liabilities associated with the sale) of approximately $3.9 billion. The amount of such adjustments (after-tax) would approximate $31.3 million for the three months ended March 31, 1996 and $139.2 million for the twelve months ended December 31, 1995.

b. Pro forma adjustment to reflect a full year of interest expense (an additional 11.2 months) at 6.01% in 1995 (average commercial paper rate for the period), and related income tax benefits, on the capital contribution by Aetna of $303 million to the property-casualty operations. Such capital contribution was actually made on December 6, 1995.

c. No adjustment has been made to give effect to the restructuring charges related to the Property-Casualty Sale, including CityPlace and other facility and severance charges (see adjustment p). Such charges will be recorded by Aetna in the second quarter of 1996.

d. No adjustment has been made to reflect the historical results of Aetna's discontinued property-casualty operations. Such results were $182.2 million (or $1.57 per Common Share) of net income for the three months ended March 31, 1996 and $222.2 million of a net loss (or $1.95 per Common Share) for the twelve months ended December 31, 1995.

Pro Forma Adjustments Related to the Mergers:
_____________________________________________

e. No adjustment has been made to give effect to any synergies which may be realized as a result of the Mergers.

f. No adjustment has been made to reflect a reduction in interest income on that portion of the cash consideration to be paid at closing of the U.S. Healthcare Sub Merger generated from the Property-Casualty Sale since such interest income is not reflected in the pro forma financial statements (see adjustment a).

g. Pro forma adjustment to conform the U.S. Healthcare accounting policies with those of Aetna related to expensing rather than capitalizing costs primarily relating to purchased and internally developed software, printed and other promotional items, and deferred startup costs, and the related income tax effect (see adjustment s).

h. Pro forma adjustment to reflect assumed interest expense of 8.0% on $1.45 billion of assumed bank debt or commercial paper anticipated to be borrowed to fund a portion of the cash consideration to be paid at closing of the U.S. Healthcare Sub Merger (see adjustment r), and the related income tax effect.

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Mergers (Continued):
_________________________________________________________

i. Pro forma adjustment to reflect the dividends on the $900 million of 6.25% Class C Voting Preferred Stock of Parent to be issued in connection with the Mergers (see adjustment r). In determining pro forma earnings per share, Parent Mandatorily Convertible Preferred Stock is not considered a common stock equivalent and is antidilutive. Pursuant to the terms of the Parent Mandatorily Convertible Preferred Stock, the dividend rate on the Parent Mandatorily Convertible Preferred Stock is subject to a one-time increase if the dividend rate on the Parent Common Stock initially after the Merger Date is greater than $0.83 per share. No such increase has been reflected in this pro forma adjustment because the common stock dividend assumed is $.80 per share.

j. Pro forma adjustment to reflect the amortization of the approximately $8.0 billion excess of the purchase price over the estimated fair value of the net assets acquired using a range of estimated useful lives for identifiable intangible assets of 5 to 25 years and a 40 year useful life for goodwill (37 year weighted average life), and the related income tax effect on intangibles other than goodwill.

k. No adjustment has been made to give effect to any non-recurring/unusual restructuring charges that may be incurred as a result of the integration of the Combined Health Operations. The amount of such charges cannot be reasonably determined at this time. Also, no adjustment has been made to give effect to any nonrecurring charges that may be incurred as a result of an Agreement with the Principal Shareholder of U.S. Healthcare (the "Agreement with Principal Shareholder") and any employment agreements with U.S. Healthcare executives (the "Employment Agreements")(see adjustment q).

l. Reflects the conversion of Aetna common stock into Parent common stock (including the cancellation of shares held in treasury) and the payment of the U.S. Healthcare Merger Consideration pursuant to the U.S. Healthcare Sub Merger.

m. Pro forma adjustment to remove the effect of merger related costs incurred by U.S. Healthcare in the first quarter of 1996 and the related income tax effect.

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Property-Casualty Sale:
____________________________________________________________

n. Pro forma adjustments to reflect the Property-Casualty Sale, including (i) the resulting excess of proceeds over the net assets of the property-casualty operations and (ii) the realization of the net unrealized capital gain (included within the net assets of the property-casualty operations) upon such Sale. Assumes the Property-Casualty Sale had occurred on March 31, 1996 (based on the actual selling price).

     (in millions)
     ____________________________________________________________________
     Proceeds from the Property-Casualty Sale                   $ 4,134.0

     Net assets of the property-casualty operations              (3,746.7)
                                                                _________

     Excess of proceeds over net assets of the
         property-casualty operations                           $   387.3
                                                                _________
                                                                _________

     Realization of net unrealized capital gain                 $    24.8
                                                                _________
                                                                _________

o. Pro forma adjustment to reflect transaction costs, and certain employee benefit and similar liabilities, and the related deferred tax asset, of the property-casualty operations which are being retained by Aetna. Assumes the Property-Casualty Sale had occurred on March 31, 1996.

     (in millions)
     ____________________________________________________________________
     Establishment of certain liabilities                       $   211.8

     Less:  related tax benefits                                    (64.0)
                                                                _________

                                                                $   147.8
                                                                _________
                                                                _________

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Property-Casualty Sale (Continued):
________________________________________________________________________

p. Pro forma adjustment to reflect the restructuring charge taken in connection with the Property-Casualty Sale, and the related deferred tax asset, that related to the CityPlace office facility
    ($292 million, pre-tax, representing the present value of the difference between the rent required to be paid by Aetna under the lease and future rentals expected to be received by Aetna) which was leased to Travelers, and certain other facility and severance charges. Assumes the Property-Casualty Sale had occurred on March 31, 1996.

     (in millions)
     ____________________________________________________________________
     Establishment of restructuring charge                      $   361.6

     Less:  related tax benefits                                   (126.6)
                                                                _________

                                                                $   235.0
                                                                _________
                                                                _________

    Aetna anticipates taking certain other restructuring charges in connection with its strategic and financial reviews of its continuing operations in order to make such operations more competitive. A second quarter charge for AHP staff reductions has been announced ($30 million, pre-tax), however, other restructuring charges cannot be estimated at this time pursuant to Statement of Financial Accounting Standards No. 5. No adjustment has been made to give effect to such charges (including the AHP charge) as they are not related to the Merger.

Pro Forma Adjustments Related to the Mergers:
_____________________________________________

q. Pro forma adjustment to reflect estimated liabilities assumed by Aetna, and the related tax effects, as a result of the Agreement with Principal Shareholder and Employment Agreements.

     (in millions)
     ____________________________________________________________________
     Establishment of principal shareholder and
         employment agreement liabilities                       $    40.0

     Less:  related tax benefits                                     (5.3)
                                                                _________

                                                                $    34.7
                                                                _________
                                                                _________

r. Pro forma adjustment to reflect payment and financing of the U.S. Healthcare Merger Consideration and transaction costs to be paid at closing (based on an assumed price of Aetna Common Stock of 76 1/8 and transaction costs of $50 million).

     (in millions)
     ____________________________________________________________________
     Cash                                                       $ 3,900.0
     Borrowings from banks or commercial paper                    1,450.0
     Issuance of Parent Common Stock                              2,700.0
     Issuance of Parent Mandatorily Convertible
         Preferred Stock                                            900.0
                                                                _________

                                                                $ 8,950.0
                                                                _________
                                                                _________

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Mergers (Continued):
_________________________________________________________

s. Pro forma adjustment to conform the U.S. Healthcare accounting policies with those of Aetna related to expensing rather than capitalizing certain assets, to reflect an airplane being transferred to the principal shareholder of U.S. Healthcare, to write-off certain assets, and to reflect the related deferred tax effect. Adjustment reflects a change in accounting principle which would be appropriate for U.S. Healthcare as a separate company and does not reflect a change in the estimated future benefits of the assets. Such assets, and the related deferred taxes, consisted of the following:

     (in millions)
     ____________________________________________________________________
     Conforming Accounting Policies:
         Computer software                                      $    27.6
         Printed and other promotional items                          8.7
         Deferred startup costs                                       3.8
     Airplane                                                        19.6
     Write-off of Assets:
         Organization costs and goodwill                              6.9
         Licenses                                                     1.6
         Other                                                        1.3
                                                                _________
                                                                     69.5
     Less:  related tax effect                                      (26.1)
                                                                _________

                                                                $    43.4
                                                                _________
                                                                _________

t. Pro forma adjustment to reflect the excess of the purchase price over net assets acquired resulting from the U.S. Healthcare Sub Merger, and the related deferred tax effect. The purchase price allocation is based on current available information and may be adjusted upon the completion of the final valuations of U.S. Healthcare's assets and liabilities. Although such adjustment could be material, based on current information it is not expected to be material.

     (in millions)
     ____________________________________________________________________
     Purchase price                                             $ 8,950.0
     Less:  U.S. Healthcare's shareholders' equity as follows:
         Common stock                                                  .7
         Class B stock                                                 .1
         Additional paid-in capital                                 188.2
         Net unrealized capital losses                              (10.7)
         Retained earnings                                        1,161.3
         Treasury stock, at cost                                   (311.8)
         Unearned portion of restricted common stock                (17.8)
                                                                _________
                                                                  7,940.0
     Plus:  the effect of adjustment s above                         43.4
                                                                _________

     Purchase price in excess of the estimated fair value
         of net assets acquired                                 $ 7,983.4*
                                                                _________
                                                                _________

     *   Allocated as follows:
         Identifiable Intangibles:
           Customer lists                                       $   800.0
           Provider networks                                        600.0
           Software/Workforce                                       100.0
           Convenant not to compete                                  25.0
                                                                _________
                                                                  1,525.0
           Less:  related tax effect                               (533.8)
                                                                _________
                                                                    991.2
         Goodwill                                                 6,992.2
                                                                _________

                                                                $ 7,983.4
                                                                _________
                                                                _________

Item 7(c). Exhibits.

Exhibit 99.1--Aetna Inc. and Subsidiaries Consolidated Balance Sheet dated April 22, 1996 and related Notes.

Exhibit 99.2--Press Release of Aetna Life and Casualty Company dated June 28, 1996.

                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                 Aetna Life and Casualty Company
                                 _______________________________
                                           (Registrant)


Date  June 28, 1996             By /s/ Robert J. Price
                                   ____________________________
                                      (Signature)

                                      Robert J. Price
                                      Vice President and
                                      Corporate Controller
                                      (Chief Accounting Officer)